Exhibit 23(a) Independent Auditors' Consent

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement No. 333-95703 of Allstate Life Insurance Company of New York on Form S-3 of our report dated February 25, 2000, appearing in the Annual Report on Form 10-K of Allstate Life Insurance Company of New York for the year ended December 31, 1999 and of our reports dated February 25, 2000 and March 27, 2000, appearing in the Statement of Additional Information in Post-Effective Amendment No. 1 to Form N-4 Registration Statement No. 333-94785 (which is incorporated by reference in the Prospectus) of Allstate Life Insurance Company of New York and Allstate Life of New York Separate Account A, respectively. We also consent to the references to us under the heading "Experts" in the Prospectus and the Statement of Additional Information, which are parts of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP
---------------------------
DELOITTE & TOUCHE LLP
Chicago, Illinois

August 17, 2000

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Exhibit 23(b) Consent of Freedman, Levy, Kroll & Simonds

FREEDMAN, LEVY, KROLL & SIMONDS

                                   CONSENT OF
                         FREEDMAN, LEVY, KROLL & SIMONDS

We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 4 to the Form S-3 Registration Statement of Allstate Life Insurance Company of New York (File No. 333-95703).


                       /s/ Freedman, Levy, Kroll & Simonds
                        ----------------------------------
                         FREEDMAN, LEVY, KROLL & SIMONDS

Washington, D.C.
August 21, 2000